                                                                Exhibit 10.36



        (GLOBAL CROSSING(TM) LOGO APPEARS HERE)


                               Contract Addendum
                               -----------------

    This addendum is a listing of additional items or programs that Global Crossing will provide Insynq in addition to the programs already in place via the existing Referral Partner Agreement, Customer Authorization Form and Satisfaction Guarantee. These additional items/programs are designed to ensure a ongoing mutually beneficial partnership:

    1) Global Crossing will provided Insynq with flat rate pricing for DSL, IP, and Frame Relay on a national basis.
    2) Global Crossing will issue National Press Releases regarding the Strategic Partnership it has developed wit Insynq
    3) Insynq will be able to list Global Crossing as a Strategic Partner in its advertising campaigns
    4) Global Crossing Representatives will pursue available joint advertising and co-op dollars to help Insynq grow. Additionally, Global Crossing will help Insynq obtain the right to list Northpoint as a strategic partner and to secure any co-op dollars that may be available from leveraging Global Crossing's existing strategic partnership.
    5) Insynq will have access to local Global Crossing representatives in all markets that Global Crossing has sales offices, which includes all major and minor markets. As Insynq open new markets, local sales offices will be notified so that relationships can be quickly built to enhance sales, provide overnight teaming environments, and automatic leads and referral groups.
    6) In addition to the local representation, Insynq will be provided with a National Account Team designed to assist in the maintenance of Master Accounts. These individuals will focus on help create ways to reduce the time required for the implementation process for National Rollout accounts. As part of this team, Global Crossing will employ a Client Service Consultant, Branch Administrator, National & Key Accounts Manager, Special Projects Coordinator, Data Account Executive, Sales Engineer, Implementation Engineer, and the Northpoint Product Manager for our national DSL product.
    7) Insynq will be provided with a streamlined order process, and will receive referral partner credit for all team sales.
    8) Dedicated local and national support groups that complete and enter contracts, protect your employees' time from being consumed with Telco issues, and work with you to resolve trouble tickets, customer outages, and monitor installations.
    9) Global Crossing will utilize a Master Account Strategy to help Insynq drive their business model by eliminating multiple credit checks and order delays.
    10) Insynq will have the ability to control their customer base by owning the circuits

Global Crossing Telecommunications Inc.                                 Insynq Data Utilities

Authorized Signature: /s/ Ray Lammkin                                   Authorized Signature: /s/ John P. Gorst
                      ---------------------                                                   --------------------------

Printed Name:  Ray Lammkin                                              Printed Name:    John P. Gorst
              -----------------------------                                             --------------------------------

Title:    Vice President                                                Title:     CEO, Chairman
        -----------------------------------                                     ----------------------------------------

Date:        3-9-00                                                     Date:      3-6-2000
          ---------------------------------                                     ----------------------------------------

                                    APPROVED

                     FRONTIER SALES AUTHORIZATION AGREEMENT
                 (Frontier Exclusive Referral Partner Program)

                                    STANDARD

          This Agreement is between Frontier Communications Services Inc. ("Frontier"), a Michigan corporation with its principal offices located at 30300 Telegraph Road, Bingham Farms, Michigan 48025-4510, and Insynq Data Utilities
                                                        ---------------------
("Contractor"), a Washington corporation with its principal offices at 705 South
                                                                       ---------
9th, Suite 305, Tacoma, WA 98405 and is effective as of the date this Agreement
--------------------------------
is signed by Frontier. This Agreement is voidable at Frontier's option unless Frontier receives a Contractor signed copy no later than July 23, 1999.
                                                              --


                                    PURPOSE:
                                    -------

          Frontier is a telecommunications common carrier engaged in the business of providing telecommunications services to residential and commercial customers. Contractor is an independent business with access to, or contacts with, potential business users of, and decision makers with respect to the purchase of, telecommunications services. The parties are entering into this Agreement for the purpose of having Contractor provide qualified sales leads for Frontier's commercial telecommunications services. For valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.        Definitions (not otherwise defined in the body of this Agreement or
          -----------
the Commission Schedule).

          1.1 "Commissionable Revenue" means the aggregate charges billed to Subscribers each month for Special MRCs as well as all minutes of usage of the Services (after application of any credits, such as, service usage, goodwill and carrier co-pay credits and any discounts and promotions), less applicable Excluded Charges and less a 5% adjustment for bad debt and uncollectible amounts.

          1.2 "Excluded Charges" means the following items and charges billed to Subscribers each month (whether directly or incorporated into a rate or a monthly recurring charge ("MRC")), which items and charges Frontier may add to or delete at its sole discretion from time to time.

              (i) all taxes, tax like surcharges and other governmental assessments;
              (ii)    directory assistance charges;
              (iii) all operator services, including calling card operator assistance;
              (iv) all surcharges, including calling card and payphone surcharges;
              (v)     all non-recurring and installation charges;
              (vi)    all per line charges such PICC charges;
              (vii)   all pre-paid call charges;
              (viii) all cellular, toll-free and paging MRCs; all cellular roaming charges;
              (ix)    all equipment charges;
              (x) all third party pass through charges such as local loop charges;
              (xi) all regulatory/government mandated or permitted pass through charges, such as universal service fund and EUCL-like charges;
              (xii)   all make-up-to-minimum charges; and
              (xiii)  all MRCs other than Special MRCs.

(rev.2-3/26/99)

          1.3 "Fourth Billing Cycle" is a Subscriber's fourth full Frontier billing cycle for the Services following Frontier confirmation and acceptance of the Subscriber's account.

          1.4 "Qualified Lead" is a sales lead for a prospective commercial Subscriber submitted to Frontier's Field Services Group (or such other group or individual as Frontier may designate) (the "Frontier Contact"), by Contractor during the term of this Agreement and which, at a minimum, contains: (i) the prospective Subscriber's name, address, telephone number and decision maker's name, (ii) estimated telecommunications usage volume (must be at least $1,500 per month), and (iii) a representation that Contractor has discussed Frontier services with the prospective Subscriber who desires a follow-up sales call from Frontier. Frontier may provide Contractor with a form to use for submission of a Qualified Lead. A Qualified Lead does not include general mailing or customer lists that Contractor may compile and submit to Frontier, nor sales leads submitted to Frontier other than through the Frontier Contact.

          1.5 "Services" consist of (i) standard, tariffed Frontier Signature(TM) Plan I and II and Frontier EZ Plan business products and the ancillary value added services set out in the attached Exhibit A (which Exhibit A Frontier may from time to time modify), and (ii) the following Frontier products (collectively referred to as the "New Services"): Local Services (where available and as further defined below), Frame Relay, Integrated Services Digital Network (ISDN), Fractional T-1 , Private Line and Dedicated Internet services. In addition, "Services" shall include those Frontier services to which Existing Subscribers (defined in Section 3E below) have subscribed under Contractor's prior referral agent agreement with Frontier, if any.

          "Local Services" means local digital services ("LDS") provided by Frontier's ALEC companies (not Frontier ILECs) and does not include local "Business Line" resale by the ALECs. The current ALECs are Frontier Telemanagement Inc. and Frontier Local Services Inc. Frontier may add or delete authorized ALECs upon written notice to Contractor.

          1.6 "Special MRCs" are all Frontier MRCs for which Frontier has expressly agreed in writing to pay Commissions to Contractor under this Agreement. The MRCs for the New Services are deemed Special MRCs. The MRCs associated with the value added services listed on Exhibit A are not Special MRCs and are not commissionable to Contractor under this Agreement.

          1.7 "Subscribers" are Frontier customers generated by Qualified Leads that have signed a Term Agreement accepted by Frontier during the term of this Agreement.

          1.8 "Term Agreement" is the written agreement (other than a SANS, which is defined in Section 3. G. below) between Frontier and a Subscriber pursuant to which Frontier agrees to provide the Services to the Subscriber.

2.        Appointment of Contractor.
          -------------------------

          2.1 Frontier appoints Contractor as a non-exclusive independent contractor to obtain Qualified Leads from prospective Subscribers located in the continental United States for follow-up calls by Frontier; and Contractor accepts the appointment on the terms and conditions of this Agreement. Contractor is hereby authorized to hold itself out as an "Authorized Frontier Sales Agent", but not as a Frontier employee. Contractor is not authorized to present proposals, accept orders for the Services, or otherwise "sell" the Services to potential Subscribers or any other third parties.

          2.2 Subscribers become customers of Frontier and remain customers of Frontier during and after expiration or termination of this Agreement.




                                      -2-
(rev.2-3/26/99)

          2.3 Contractor represents that it has experience in marketing telecommunications services to businesses.

          2.4 Contractor is not authorized to obtain Qualified Leads through inbound or outbound telemarketing.

3.        Commissions. Contractor earns, on a monthly basis, the percentage of
          -----------
Commissionable Revenue set out in the attached Commission Schedule which is made a part hereof (the "Commission"), subject to the following.

          A. Subject to Section 7.4 if applicable, Commissions are earned through the expiration or termination date of this Agreement.

          B. Frontier calculates Commission payments in the month following the month in which a Subscriber account is invoiced by Frontier, e.g. Commission payments for June usage are calculated in July. Frontier does not owe Contractor any Commissions on Subscriber accounts that were terminated (as supported by Frontier account records) as of the date Commissions are calculated.

          C. If, at the time an order for the Services is received by Frontier, a Subscriber's estimated usage is less than the then current Frontier credit check threshold for accounts (the threshold varies depending on account location/type and product type) then no credit check is performed by Frontier for such Subscriber prior to acceptance. However, if such Subscriber has monthly usage in excess of such credit check threshold for its first full billing cycle, Frontier may, in its sole discretion, deduct from Commissions due Contractor the amount of bad debt attributable to such Subscriber.

          D. If Contractor has its own telecommunications account with Frontier, or otherwise owes Frontier any monies under this Agreement, Frontier may deduct from Commission payments such monies owed, as well as any delinquent amounts owed Frontier on such account. Contractor does not earn Commissions on its own telecommunications account with Frontier and any usage on such account is not included in when calculating Commissionable Revenue.

          E. Contractor is not entitled to Commissions for any Subscriber who had been a Frontier customer at any time during the six month period immediately preceding Frontier's receipt of a Qualified Lead for such Subscriber under this Agreement, other than existing Frontier customers that were Subscribers under Contractor's prior referral agent agreement with Frontier (except for any prior one-time payment referral agent agreement), if any, that is being replaced by this Agreement (the "Existing Subscribers"). All Commissionable Revenue attributable to the Existing Subscribers shall be aggregated by Frontier when calculating Monthly Commissionable Revenue and Commission or bonus percentages under the Commission Schedule attached to this Agreement and when calculating Commissionable Revenue requirements under Sections 7.4 and 7.6 of this Agreement. Revenue from any other prior or existing agreements between Contractor and Frontier (or one of its affiliated companies), including any one-time payment referral agent agreement, shall not be included when calculating Commissions, bonuses or revenue requirements under this Agreement.

          F. Contractor shall provide Frontier with a completed IRS Form W-9. If Contractor fails to provide a completed Form W-9, then until such Form is received, Frontier may at its option

(rev.2-3/26/99)
either (i) withhold Commission payments, or (ii) withhold 20% of Commissions in excess of $600 for tax reporting purposes.

          G. The Commissions payable under this Agreement do not apply to Frontier services not defined under "Services" or to any Select Account Network Service or any other special pricing arrangements (collectively, "SANS"). Frontier may, in writing and at its sole discretion, authorize Contractor to receive Commissions under this Agreement for new products, services or promotions that Frontier may from time to time introduce (collectively, "Additional Services") or for SANS agreements. Contractor understands that it may, at Frontier's sole discretion, receive a different (and possibly reduced) Commission plan or percentages for the Additional Services or a SANS agreement than Contractor receives for existing Services and Contractor agrees to accept such different plan or percentages as Frontier may designate.

          H. With respect to any of the New Services that may have been sold prior to the effective date of this Agreement, Frontier will commence making applicable Commission payments on Commissionable Revenue for such New Services billed after the effective date of this Agreement. In no event shall Frontier be obligated to pay Contractor Commissions hereunder or otherwise for New Services' revenue billed prior to the effective date of this Agreement. Further, Contractor shall be paid applicable Commissions hereunder for sales of the New Services made after the effective date of this Agreement to Subscribers that meet one of the following criteria: (i) an Existing Subscriber placing its first order for a New Service, or (ii) a new Subscriber ordering a New Service.

4.        Frontier Obligations.
          --------------------

          4.1 Commissions are paid to Contractor within 30 days after the earlier to occur of (i) the end of a calendar quarter, or (ii) the end of the month in which Commissions equal or exceed $100.

          4.2 At the time of payment of the Commissions, Frontier will furnish Contractor with a written report detailing the Commissions payable to Contractor for the applicable period.

          4.3 Frontier provides the Services in accordance with its then current (i) standard published/tariffed rates, (ii) standard terms and conditions of service, and (iii) applicable tariffs. Term Agreements, service orders and other subscriptions to the Services are not binding until accepted by Frontier. Frontier may, in its sole discretion, (a) reject or refuse to pursue any Qualified Lead, proposed SANS or Term Agreement, service order or other subscription solicited by or through Contractor, and (b) cancel the Services to Subscribers in accordance with its cancellation rights under its standard terms and conditions of service/tariffs without incurring liability to Contractor or any third party.

          4.4 Upon its receipt of a Qualified Lead from Contractor, Frontier may, at its sole discretion, assign such sales personnel as Frontier deems appropriate to negotiate a Term Agreement with the prospective Subscriber. Frontier may require Contractor to provide a proper introduction of such sales personnel to the prospect's decision maker.

5.        Obligations of Contractor.
          -------------------------

          5.1 Contractor shall perform its obligations under this Agreement in accordance with (i) applicable law, (ii) Frontier's ethics and other policies of which Contractor has been apprised, and (iii) in a commercially reasonable, ethical and professional manner.

          5.2 To the extent Contractor makes any statements or representations to third parties with respect to Frontier, the Services, or the terms of this Agreement, such statements or

(rev.2-3/26/99)
representations are to be true, accurate, not misleading and conform to and be consistent with the terms of this Agreement.

          5.3 Contractor shall submit to Frontier all printed materials, telephone scripts or other materials, including proposals (which have not been supplied or approved by Frontier) to be used by Contractor in its marketing activities under this Agreement at least 15 business days prior to use. Frontier may prohibit the use of any materials that it determines in its sole discretion (i) do not accurately represent Frontier, the Services or the terms of this Agreement, or (ii) may adversely affect its name, trade names, logos, service marks, trademarks, reputation or business in general.

          5.4 Contractor may not accept a service order, set prices or rates, nor bill or collect for the Services. Contractor may not (i) add any additional fee, commission, or surcharge to rates and charges for the Services established by Frontier, (ii) offer any special discounted rates or special promotions for the Services without the prior written consent of Frontier (which consent Frontier may give or withhold in its sole discretion), or (iii) pay any fee or commission nor grant any type of compensation to any existing or prospective Subscriber for its subscription to the Services.

          5.5 Contractor is responsible for all its expenses in connection with its performance of this Agreement. Contractor shall render such additional support as Frontier may reasonably request regarding marketing of the Services to a Qualified Lead

          5.6 Contractor represents and warrants that (i) it has not been requested to disclose to Frontier, or to use on behalf of Frontier, any confidential information belonging to a third party, nor will it use such information it may have on behalf of Frontier, (ii) there are no restrictions imposed on it by third parties that would limit its ability to perform its obligations under this Agreement, and (iii) neither it nor any of its directors, officers or principals have been convicted of a felony.

          5.7 While this Agreement is in effect, Contractor shall represent Frontier on an exclusive basis for all potential Subscribers billing more than $3,000 per month in telecommunications services in all areas in which Frontier provides the Services.

          5.8 Disputes Contractor may have with a Commissions payment or report must be brought to Frontier's attention by Contractor in writing within 90 days from Contractor's receipt of the report/payment, otherwise Contractor shall have waived its right to dispute the report/payment. Frontier shall not be obligated to consider Contractor's dispute claims made after such 90 day period, regardless of the reason for the dispute.

6.        Relationship of Parties; Indemnification; Liability.
          ---------------------------------------------------

          6.1 Frontier and Contractor acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing in this Agreement is to be construed to constitute the parties as employer/employee, franchisor/franchisee, partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertakIng. Employees of one party are not entitled to benefits of any nature whatsoever provided by the other party to its employees. Neither Frontier nor Contractor (or their respective employees, independent contractors, or agents) have any right, power or authority to act or create any obligation, express or implied, on behalf of the other.

          6.2 Frontier shall defend and indemnify Contractor and its employees from and against any and all claims, expenses, damages, lawsuits, or other liabilities (including without limitation, reasonable attorneys' fees and court costs) relating to or arising out of Frontier's provision of the Services.

                                      -5-
(rev.2-3/26/99)

          6.3 Contractor shall defend and indemnify Frontier and its employees, independent contractors and agents from and against all claims, taxes, penalties, interest, costs, expenses, damages, lawsuits, or other liabilities (including without limitation, reasonable attorneys' fees and court costs) relating to or arising out of (i) acts or omissions of Contractor (or its employees, independent contractors or agents), (ii) the operation of Contractor's business, and (iii) agreements or understandings between Contractor and third parties relating to Frontier or the Services.

          6.4  OTHER THAN FOR CONTRACTOR'S ABOVE RIGHT TO INDEMNIFICATION,
THE SOLE LIABILITY OF FRONTIER TO CONTRACTOR FOR WHATEVER REASON (EXCEPT THE WILLFUL MISCONDUCT OF FRONTIER), IS FOR COMMISSIONS DUE CONTRACTOR UNDER THE TERMS OF THIS AGREEMENT. FRONTIER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE SERVICES OR FRONTIER FACILITIES OR EQUIPMENT, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES UNDER THIS AGREEMENT.

          6.5 Upon expiration or termination of this Agreement, Frontier will have no right to require Contractor to continue to act as an independent contractor to Frontier, and Contractor will have no right to require Frontier to retain Contractor in any capacity. Each party covenants that at no time will it commence any action or proceeding wherein it alleges that it has or had any such rights. Further, each party hereby waives any claim against the other for loss or damage of any kind (including, without limitation, damages or other compensation for unjust enrichment, loss of prospective profits, reimbursement for expenditures or investments made or commitments entered into, or goodwill) because of the failure or refusal of either of the parties to extend or renew this Agreement.

7.   Term and Termination.
     --------------------

          7.1 Subject to the early termination provisions set forth below, the term of this Agreement is three years from the Effective Date (the "Initial Term").

          7.2 If one party (i) for any reason ceases to conduct business in the normal course, (ii) files (a) a general assignment for the benefit of creditors,
(b) a petition in bankruptcy, (c) a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar arrangement under any statute, law, or regulation, or
(d) an answer admitting the material allegations of a petition against it in any such proceeding, (iii) consents to or acquiesces in the appointment of a custodian, trustee, receiver, or liquidator of it or all or any substantial part of its assets or properties, (iv) through its shareholders or partners shall take any action looking to its dissolution, winding-up or liquidation, or (v) becomes subject to any order for relief entered against it by a bankruptcy court or other court of competent jurisdiction, the other party may immediately terminate this Agreement upon written notice.

          7.3 In the event of a breach of any term or condition of this Agreement by a party, the other party may terminate this Agreement upon 30 days written notice to the breaching party, unless the breaching party cures the breach during said 30 day period.

          7.4 A. Either party may at any time terminate this Agreement for its convenience on 90 days prior written notice. If Frontier terminates this Agreement under this Section 7.4, then Contractor shall, subject to B. below, continue to receive its applicable monthly Commission percentage under the Commission Schedule: (i) for the unexpired portion of the Initial Term, (ii) for


                                      -6-
(rev.2-3/26/99)

12 months from the date of termination, or (iii) until the month in which monthly Commissionable Revenue falls below $10,000, whichever occurs first.

               B. In order to remain eligible for continuing Commission under A. above, Contractor shall not, for the applicable run-off period, solicit Subscribers for telecommunication services provided by carriers other than Frontier.

          7.5 Frontier may in its sole discretion at any time immediately terminate this Agreement upon written notice if Contractor fails to provide Frontier with at least five Qualified Leads each calendar quarter (commencing with the first full calendar quarter following the Effective Date of this Agreement), or it or any of its employees: (i) makes any misrepresentation when marketing the Services, (ii) fails to comply with Section 5.1 (ii), or (iii) is soliciting prospective Subscribers via telemarketing operations.

          7.6 Either party may terminate this Agreement at any time upon written notice if: (i) Commissionable Revenue falls below $10,000 in each of any two consecutive months (commencing four months after implementation of the first Term Agreement under this Agreement (the "Ramp-Up Period"), or
(ii) Commissionable Revenue in any month falls 60% or more from the highest month of Commissionable Revenue over the prior three month period.

          7.7 Upon expiration or termination of this Agreement, or earlier upon written notice, each party shall immediately discontinue the use, if any, of all the other party's logos, trade names, service marks, trademarks, Proprietary Information (including copies and summaries thereof), and marketing materials.

          7.8 Upon expiration or termination of this Agreement for any reason, Contractor shall not solicit Subscribers for telecommunication services provided by carriers other than Frontier for a period of 12 months following the date of expiration or termination, provided however, if Contractor is receiving run-off Commissions under Section 7.4, then such non-solicitation restriction shall continue for an additional 12 month period following the last run-off payment made to Contractor.

8.        Trade Secrets and Confidentiality.
          ---------------------------------

          8.1 All information furnished to a party by the other party and identified as being proprietary or confidential (the "Proprietary Information") is to be treated in a confidential manner and remain the sole and exclusive property of the disclosing party. The terms of this Agreement are deemed Proprietary Information. All Subscriber-related information (including, without limitation, Commission reports) is deemed Proprietary Information of Frontier. The Proprietary Information may only be used by the receiving party for the purposes contemplated under this Agreement and may not be directly or indirectly disclosed to any third party without the prior written consent of the disclosing party (which consent may be given or withheld at the sole discretion of the disclosing party), provided however, the receiving party may disclose the same to its employees and independent contractors who have a need to know and who have agreed to treat the Proprietary Information in a confidential manner. Each party acknowledges that (i) the Proprietary Information of the other party is a valuable asset of such party, (ii) any disclosure or unauthorized use will cause irreparable harm and loss, and (iii) monetary damages may not be sufficient to compensate the disclosing party and injunctive relief is an appropriate remedy to prevent any actual or threatened unauthorized use or disclosure of the Proprietary Information.

          8.2 The confidentiality and non-disclosure obligations set forth in this Section 8. do not apply to any portion of the Proprietary Information (other than Subscriber-related information)


                                     -7-
(rev.2-3/26/99)
which (i) is or becomes public knowledge through no fault of the receiving party, (ii) is disclosed to the receiving party without a restriction on disclosure by a third party which has the lawful right to disclose the same, or
(iii) is required to be disclosed pursuant to a lawful and formal request or requirement of a governmental or regulatory authority.

          8.3 Except as may otherwise be provided herein, neither party may use the name, logos, trade names, service marks, trademarks, printed materials, or art work of the other party, in any promotional or advertising material, statement, document, press release, broadcast or other communication without the prior, written consent of the other party, which consent may be given or withheld in the sole discretion of such other party.

9.        Miscellaneous.
          -------------

          9.1 Contractor may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Frontier, which consent Frontier shall not unreasonably withhold. Any assignment or transfer without the required consent is voidable at Frontier's option. Except to the extent Contractor is a publicly traded corporation, any change in Contractor's ownership or actual voting or managerial control is deemed an assignment by Contractor for the purposes of this Subsection. This Agreement is binding on the parties and their respective successors and permitted assigns.

          9.2 Any notice, statement, or other report required or permitted by this Agreement must (i) be in writing and is deemed given when (a) delivered personally, (b) sent by confirmed facsimile, or (c) 48 hours after deposit in the U.S. mail, if mailed by registered or certified mail, return receipt requested, postage prepaid, or delivery to a public or private express mail service for overnight delivery, and (ii) addressed to the other party at the address set forth in the opening paragraph of this Agreement, or at such other address as either party may designate from time to time in accordance with this Subsection.

          9.3 This Agreement is governed by the laws of Michigan, without giving effect to its choice of law principles. Contractor (i) agrees that the Courts of Michigan (including the United States District Court for the Eastern District of Michigan) have exclusive jurisdiction and are the venue for any action arising under this Agreement, and (ii) hereby submits itself to the exclusive jurisdiction of said Courts for purposes of any such action.

          9.4 The illegality or unenforceability of any provision or portion of this Agreement does not affect the legality or enforceability of any other provision or portion. If any portion or provision of this Agreement is deemed illegal or unenforceable for any reason, there will be deemed to be made such minimum change in such portion or provision as is necessary to make it valid and enforceable and acceptable to the parties as so modified.

          9.5 This Agreement and any Schedules attached by the parties from time to time contain the entire agreement between the parties concerning the subject matter covered under this Agreement, and any representations or agreements, oral or otherwise, not embodied herein, are superseded by this Agreement. Without limiting the foregoing, this Agreement replaces any prior referral agent agreement between the parties.

          9.6 This Agreement, or any of its provisions, may not be amended, or modified, and no provision may be waived, unless such amendment, modification, or waiver is in writing and signed by the party against whom enforcement is sought. The waiver of any breach or default under this Agreement does not constitute the waiver of any other breach or default, whether or not similar, nor any subsequent breach of the same provision. The election by either party of any right or remedy contained in this Agreement is not exclusive of any other rights or remedies in law or equity other than as may be limited by this Agreement.

                                      -8-
(rev.2-3/26/99)

          9.7 This Agreement may be executed in two or more counterparts, each of which is an original, but all of which together shall constitute one and the same document. The individuals signing this Agreement represent and warrant that they are authorized to bind and do so bind the party on behalf of which they are executing this Agreement.

          9.8 During the term of this Agreement, each party must comply with all local, state and federal laws and regulations applicable to its business and the performance of its obligations under this Agreement.

          9.9 Either party's delay in, or failure of, performance under this Agreement is excused, where such delay or failure is caused by an act of God, fire or other catastrophe, electrical, computer, or mechanical failure, work stoppage, or acts of government or agencies thereof outside such party's reasonable control.

          9.10 The provisions of this Agreement and the rights and obligations created hereunder are intended for the sole benefit of Frontier and Contractor, and do not create any right, claim or benefit on the part of any person not a party to this Agreement, including Subscribers.

          9.11 The obligations of the parties relating to monies owed hereunder, as well as the provisions relating to confidentiality, non-solicitation of Subscribers, limitations on liability and indemnification, survive expiration or termination of this Agreement.

          9.12 This Agreement is voidable at Frontier's option if there are any modifications to the text of this Agreement not approved by a Frontier representative (VP level or above) in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.



Frontier Communications Services Inc.          Insynq Data Utilities

By:  /s/ [Illegible]                           By:  /s/ John P. Gorst
    --------------------------                     --------------------------

Title: VP Sales Operations                     Name:  John P. Gorst
      ------------------------                       ------------------------

Date:  8/10/99                                 Title:  CEO
      ------------ ("Effective Date")                ------------------------

                                               Date:   7-20-99
                                                     -------------------
6/28/99

(rev.2-3/26/99)

-------------------------------------------------------------------------------
                              COMMISSION SCHEDULE
-------------------------------------------------------------------------------

1. Monthly Residual Commission: Contractor will be paid a monthly Commission of 3% of Commissionable Revenue during the Ramp-Up Period/*/(defined at Section
7.6 of the Agreement), and thereafter in accordance with the following non-incremental (i.e., Commission is applied back to the first dollar) schedule:

Monthly Commissionable Revenue          Commission %
------------------------------          ------------

$ 0 through $10,000.00                       0%

$ 10,000.01 through $50,000.00               3%

$ 50,000.01 through $100,000.00              4%

$ 100,000.01 and up                          5%

*If Contractor has in excess of $10,000 in monthly Commissionable Revenue under an existing referral agent agreement with Frontier (except for any prior one-time payment referral agent agreement) at the time such agreement is replaced with this Agreement, then during the Ramp-up Period Contractor will be earn Commissions in accordance with the above schedule in lieu of the flat 3%.

2. Bonus Percentages: Subject to meeting the following conditions, Contractor is eligible to earn one of the following bonus payments:

    A.  For each month in which Contractor's (i) Monthly Commissionable
Revenue is at the $100,000.01 and up level, and (ii) Fourth Billing Cycle Commissionable usage Revenue (aggregated for all non-SANS Subscribers whose Fourth Billing Cycle falls in the month being measured) is at least $10,000, Contractor's 5% Commission under item 1 above shall be increased to 6% for that month.

    B. For each month in which Contractor's (i) Monthly Commissionable Revenue is at the $100,000.01 and up level, and (ii) Fourth Billing Cycle Commissionable Usage Revenue (aggregated for all non-SANS Subscribers whose Fourth Billing Cycle falls in the month being measured) is at least $25,000, Contractor's 5% Commission under item above shall be increased to 7% for that month.



[ ] Commission checks sent to:

Name   INSYNQ Inc.
     -------------------------------------------

Address   705 S 9th  Suite 204
        ----------------------------------------

City,State Zip   Tacoma WA  98405
               ---------------------------------



-------------------------------------------------------------------------------
TAX INFORMATION (in addition to IRS Form W-9)
-------------------------------------------------------------------------------

Tax ID/Social Security Number   91-1924630
                              ------------------------------

Exempt from Withholding      [ ] Yes  [ ] No

Tax Status:   [ ] Individual/Sole Proprietorship    [ ] Partnership

              [ ] Corporation                       [ ] Other
                                                              -------------
--------------------------------------------------------------------------------

(rev.2-3/26/99)

                                   EXHIBIT A

                             VALUE ADDED SERVICES



Ready Access Teleconferencing
Frontier Spectrum(TM)
TravelReach(TM) Paging                  Validated Accounting Codes
Teleconferencing                        3 Digit Accounting Codes
Voice Mail                              800/888 Time of Day Routing
GlobalPoint(TM)                         800/888 Area Code Routing
MultiPoint(R)                           Speedlink Calling Card
Frontier Invoice Manager
Frontier TargetLine(TM)
Outlook(TM)
ExpressView(TM)



6/11/99

(rev.2-3/26/99)